EXHIBIT 99.1

Invitae Announces Proposed Public Offering of Common Stock

SAN FRANCISCO, November 15, 2016 — Invitae Corporation (NYSE: NVTA) today announced that it has commenced an underwritten public offering of $40 million of shares of its common stock, before deducting underwriting discounts and commissions and other offering expenses. All of the shares are being offered by Invitae. In addition, Invitae expects to grant the underwriter a 30-day option to purchase up to an additional $6 million of shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

J.P. Morgan Securities LLC is acting as the sole book-running manager for the offering.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission and became effective on June 20, 2016. The offering is being made solely by means of a prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Invitae Corporation

Invitae Corporation’s (NYSE: NVTA) mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower price than many single-gene and panel tests today. The company currently provides a diagnostic service comprising hundreds of genes for a variety of genetic disorders associated with oncology, cardiology, neurology, pediatrics, and other rare disease areas.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to Invitae’s expectations regarding the completion, timing and size of the public offering, and its expectations with respect to granting the underwriter a 30-day option to purchase additional shares. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Invitae is contained in the section captioned “Risk factors” in the preliminary prospectus supplement related to the public offering filed with the Securities and Exchange Commission. Invitae disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Invitae Corporation

Contact:

Katherine Stueland

pr@invitae.com

415-254-1233

We have filed a registration statement (including the Preliminary Prospectus Supplement) with the Securities and Exchange Commission, or the SEC, for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement if you request it from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com.